UNDERWRITING AGREEMENT




                                                                 June 25, 1999

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

The representative named on the signature page hereof (the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated April 16, 1992, as filed as Exhibit 1(b) to Registration Statement No. 33-47261 (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                                Very truly yours,

                                                CONSOLIDATED EDISON COMPANY
                                                     OF NEW YORK, INC.


                                            By:  Robert P. Stelben
                                                 Robert P. Stelben
                                                 Vice President and Treasurer


Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:


SALOMON SMITH BARNEY INC.

   By:    Henry A. Clark, III
   Name:  Henry A. Clark, III
   Title: Managing Director

                                   SCHEDULE I

                                                      Principal Amount of
                                                      Designated Securities
   Underwriter                                        to be Purchased

   Salomon Smith Barney Inc.                          $     30,125,000
   Merrill Lynch, Pierce, Fenner & Smith Incorporated       30,125,000
   Morgan Stanley & Co. Incorporated                        30,125,000
   Goldman, Sachs & Co.                                     30,125,000
   Lehman Brothers Inc.                                     30,125,000
   PaineWebber Incorporated                                 30,125,000
   Prudential Securities Incorporated                       30,125,000
   ABN AMRO Incorporated                                     2,000,000
   A.G. Edwards & Sons, Inc.                                 2,000,000
   Bear, Stearns & Co. Inc                                   2,000,000
   BT Alex. Brown Incorporated                               2,000,000
   Dain Rauscher Wessels                                     2,000,000
     A division of Dain Rauscher Incorporated
   Doley Securities, Inc.                                    2,000,000
   Donaldson Lufkin & Jenrette Securities Corporation        2,000,000
   EVEREN Securities, Inc.                                   2,000,000
   First Union Capital Markets Corporation                   2,000,000
   J.C. Bradford & Co.                                       2,000,000
   Legg Mason Wood Walker, Incorporated                      2,000,000
   McDonald Investments Inc.                                 2,000,000
   Olde Discount Corporation                                 2,000,000
   Raymond James & Associates, Inc.                          2,000,000
   Robert W. Baird & Co. Incorporated                        2,000,000
   SG Cowen Securities Corporation                           2,000,000
   TD Securities (USA) Inc.                                  2,000,000
   The Robinson-Humphrey Company, LLC                        2,000,000
   U.S. Bancorp Piper Jaffray, Inc.                          2,000,000
   Wachovia Securities, Inc.                                 2,000,000
   Warburg Dillon Read LLC                                   2,000,000
   Wasserstein Parella & Co.                                 2,000,000
   The Williams Capital Group, L..P.                         2,000,000
   Advest, Inc.                                                625,000
   BB&T Capital Markets                                        625,000
     A division of Scott & Stringfellow
   Blaylock & Partners, L.P.                                   625,000
   C.L. King & Associates, Inc.                                625,000
   Crowell, Weedon & Co.                                       625,000
   Fahnestock & Co. Inc.                                       625,000
   Fidelity Capital Markets                                    625,000
     A division of National Financial Services Corporation
   Fifth Third/The Ohio Company                                625,000
   First Albany Corporation                                    625,000
   Gibraltar Securities Co.                                    625,000
   Gruntal & Co., L.L.C.                                       625,000
   J.J.B. Hilliard, W.L. Lyons, Inc.                           625,000
   Janney Montgomery Scott Inc.                                625,000
   McGinn, Smith & Co., Inc.                                   625,000
   Mesirow Financial, Inc.                                     625,000
   Morgan Keegan & Company, Inc.                               625,000
   Muriel Siebert & Co., Inc.                                  625,000
   Parker/Hunter Incorporated                                  625,000
   Pryor, McClendon, Counts & Co.                              625,000
   Ragen MacKensie Incorporated                                625,000
   Ramirez & Co., Inc.                                         625,000
   Roney Capital Markets                                       625,000
     A division of Banc One Capital Markets, Inc.
   Charles Schwab & Co., Inc.                                  625,000
   Stephens Inc.                                               625,000
   Stifel, Nicolaus & Company, Incorporated                    625,000
   Sutro & Co. Incorporated                                    625,000
   Tucker Anthony Incorporated                                 625,000
   Utendahl Capital Partners, L.P.                             625,000
   Wedbush Morgan Securities, Inc.                             625,000


             Total                                    $    275,000,000

                                   SCHEDULE II


Title of Designated Securities:

   7.35% Public Income NotES (7.35% Debentures, Series 1999 A) due 2039.


Aggregate principal amount:

      $275,000,000, issuable in minimum denominations of $25 and increased in
multiples         thereof.


Price to Public:

      Initially 100% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 30, 1999 to the date of delivery, thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:


      96.85% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 30, 1999 to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

      Funds will be delivered by wire transfer to:

      Citibank, N.A.
      ABA #021000089
      For credit to the account of
      Con Edison, No. 00000158


Indenture:

      Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and The Chase Manhattan Bank, as Trustee.


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                                       - 2 -

Maturity:

      July 1, 2039.


Interest Rate:

      As set forth in the prospectus supplement, dated June 25, 1999, for the Designated Securities (the "Prospectus Supplement") to the prospectus, dated February 11, 1998 (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, in connection with the Company's Registration Statement on Form S-3 (No. 333-45745, declared effective by the SEC on February 11, 1998).


Interest Payment Dates:

      As set forth in the Prospectus Supplement.


Redemption Provisions:

      As set forth in the Prospectus Supplement.


Sinking Fund Provisions:

      None.


Time of Delivery:

      10:00 a.m., on June 30, 1999.


Closing Location:

      Room 1618-S at the Company, 4 Irving Place, New York, NY 10003.

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

1. The paragraph regarding stabilization on page 2 of the Prospectus.

2. The paragraph regarding delivery of the Designated Securities on the front cover of the Prospectus Supplement

3. The second paragraph, the final sentence of the third paragraph, the second sentence of the fourth paragraph, and the fifth, sixth and seventh paragraphs of the section entitled "Underwriting" on pages S-9 and S-10 of the Prospectus Supplement.

Address of Representative:

      Salomon Smith Barney Inc.
      Seven World Trade Center
      New York, New York 10048
      Attention: Hal A. Clark, Managing Director

Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

      Description of Securities
      Description of the PINES

Modifications of Basic Provisions:

1. Delete Section 3 of the Basic Provisions in its entirety and substitute the following:

      "One or more Global Securities (as defined in the Indenture specified in the Underwriting Agreement) for the Designated Securities in the aggregate principal amount of the Designated Securities shall be registered in the name of Cede & Co. and delivered to The Depository Trust Company with instructions to credit the Designated Securities to the account of, or as otherwise instructed by, the Representative against payment by the Representative of the purchase price therefor in the amount, the funds and manner specified in the Underwriting Agreement, at the place, time and date specified in the Underwriting Agreement or at such other place, time and date as the Representative and the Company may agree in writing, said time and date being herein referred to as the "Time of Delivery" for said Designated Securities.

2. Delete Section 6(c)(ii) of the Basic Provisions in its entirety and substitute the following:

      "(ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus;"

 3. In Sections 1(g) and 6(c)(iii) of the Basic Provisions, insert "law or" immediately before the phrase "principles of public policy."

4. In Section 6(f) of the Basic Provisions, substitute "Fitch Investor Services" for "Duff and Phelps Inc."

5. In Section 7(a) of the Basic Provisions, insert "promptly as such expenses are incurred" immediately before the phrase "; provided, however,".

6. In Section 7(d) of the Basic Provisions, add at the end: "The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law."

7. Add as new Section 1(n) of the Basic Provisions: "The Company does not have sufficient information to make a determination that, for the twelve months ended June 28, 1999, there was any decrease, as compared with the corresponding prior period, in operating revenues less fuel, purchased power and gas purchased for resale."

8. Delete clause (iii)(D) of Annex I of the Basic Provisions.

9. The word "Prospectus" in Annex I of the Basic Provisions may be changed to the words "Registration Statement", defined to include the documents incorporated by reference therein.

10. Clause (iii)A of Annex I of the Basic Provisions is revised as follows:

      "(A) the unaudited financial statements incorporated by reference in the Registration Statement, or from which information set forth in the Registration Statement was taken, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder, or any material modifications should be made to the unaudited financial statements for them to be in conformity with generally accepted accounting principles,"

11. Add as new Section 6(c)(xii) of the Basic Provisions:"Consolidated Edison, Inc. is exempt from the provisions of the Public Utility Holding Company Act of 1935 except Section 9(a)(2) thereof."

12. In Section 1(c) of the Basic Provisions, add ", and the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Time of Delivery will not," immediately before the phrase "contain an untrue statement of a material fact".

Other:

   None.